UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2018

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3939 West Drive, Center Valley, PA 18034

(Address of Principal Executive Offices) (Zip Code)

(610) 797-9500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 8, 2018, JetPay Corporation (the “Company”) received written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has regained compliance with Nasdaq Capital Market’s Listing Rule 5550(b) (the “Rule”) after the market value of the Company’s listed securities exceeded $35 million for 10 consecutive business days. As a result of the Company’s regaining compliance with the Rule, Nasdaq informed the Company that the matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2018

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien

Name: Gregory M. Krzemien
Title: Chief Financial Officer